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                                                                      EX-99.(e)
                                  SCHEDULE I

                            DISTRIBUTION AGREEMENT
                            WELLS FARGO FUNDS TRUST

LARGE CAP FUNDS
 1. Capital Growth Fund
 2. Dividend Income Fund
 3. Endeavor Large Cap Fund
 4. Endeavor Select Fund
 5. Equity Index Fund
 6. Growth and Income Fund
 7. Growth Fund
 8. Large Cap Growth Fund
 9. Large Company Core Fund
10. U.S. Value Fund
11. Value Fund

SMALL & MID CAP FUNDS
12. C&B Mid Cap Value Fund
13. Common Stock Fund
14. Discovery Fund
15. Enterprise Fund
16. Mid Cap Disciplined Fund
17. Mid Cap Growth Fund
18. Opportunity Fund
19. Small Cap Disciplined Fund
20. Small Cap Growth Fund
21. Small Cap Opportunities Fund
22. Small Cap Value Fund
23. Small/Mid Cap Value Fund

INTERNATIONAL EQUITY FUNDS
24. Asia Pacific Fund
25. Emerging Markets Focus Fund
26. International Core Fund
27. International Equity Fund
28. International Value Fund
29. Overseas Fund

SECTOR FUNDS
30. Specialized Financial Services Fund
31. Specialized Health Sciences
32. Specialized Technology Fund

ALLOCATION FUNDS
33. Aggressive Allocation Fund
34. Asset Allocation Fund
35. Balanced Fund
36. Conservative Allocation Fund
37. Growth Balanced Fund
38. Moderate Balanced Fund

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DOW JONES FUNDS
39. Dow Jones Target Today Fund
40. Dow Jones Target 2010 Fund
41. Dow Jones Target 2015 Fund/1/
42. Dow Jones Target 2020 Fund
43. Dow Jones Target 2025 Fund/1/
44. Dow Jones Target 2030 Fund
45. Dow Jones Target 2035 Fund/1/
46. Dow Jones Target 2040 Fund
47. Dow Jones Target 2045 Fund/1/
48. Dow Jones Target 2050 Fund/2/

LIFE STAGE PORTFOLIOS
49. Aggressive Portfolio
50. Conservative Portfolio
51. Moderate Portfolio

WEALTHBUILDER PORTFOLIOS
52. Conservative Allocation Portfolio
53. Equity Portfolio
54. Growth Allocation Portfolio
55. Growth Balanced Portfolio
56. Moderate Balanced Portfolio
57. Tactical Equity Portfolio

EQUITY GATEWAY FUNDS
58. C&B Large Cap Value Fund
59. Diversified Equity Fund
60. Diversified Small Cap Fund
61. Emerging Growth Fund
62. Equity Income Fund
63. Equity Value Fund
64. Growth Equity Fund
65. Index Fund
66. Large Cap Appreciation Fund
67. Large Company Growth Fund
68. Small Company Growth Fund
69. Small Company Value Fund
70. Strategic Small Cap Value Fund

TAXABLE INCOME FUND
71. Corporate Bond Fund
72. Diversified Bond Fund
73. Government Securities Fund
74. High Income Fund
75. High Yield Bond Fund
76. Income Plus Fund
77. Inflation-Protected Bond Fund
78. Intermediate Government Income Fund
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/1/   On February 7, 2007 the Board of Trustees approved the establishment of the Target 2015, Target 2025, Target 2035 and Target 2045 Funds, which are expected to commence operations on or about July 1, 2007.
/2/ On November 8, 2006 the Board of Trustees approved the establishment of the Target 2050 Fund, which is expected to commence operations on or about July 1, 2007.

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 79. Short Duration Government Bond Fund
 80. Short-Term Bond Fund
 81. Short-Term High Yield Bond Fund
 82. Stable Income Fund
 83. Strategic Income Fund
 84. Total Return Bond Fund
 85. Ultra Short Duration Bond Fund
 86. Ultra Short-Term Income Fund

TAX-FREE INCOME FUND
 87. California Limited-Term Tax-Free Fund
 88. California Tax-Free Fund
 89. Colorado Tax-Free Fund
 90. Intermediate Tax-Free Fund
 91. Minnesota Tax-Free Fund
 92. Municipal Bond Fund
 93. National Limited-Term Tax-Free Fund
 94. National Tax-Free Fund
 95. Nebraska Tax-Free Fund
 96. Short-Term Municipal Bond Fund
 97. Ultra Short-Term Municipal Income Fund
 98. Wisconsin Tax-Free Fund

MONEY MARKET FUNDS
 99. 100% Treasury Money Market Fund
100. California Tax-Free Money Market Fund
101. California Tax-Free Money Market Trust
102. Cash Investment Money Market Fund
103. Government Money Market Fund
104. Heritage Money Market Fund
105. Liquidity Reserve Money Market Fund
106. Minnesota Money Market Fund
107. Money Market Fund
108. Money Market Trust
109. Municipal Money Market Fund
110. National Tax-Free Money Market Fund
111. National Tax-Free Money Market Trust
112. Overland Express Sweep Fund
113. Prime Investment Money Market Fund
114. Treasury Plus Money Market Fund

Most recent annual approval by the Board of Trustees: March 31, 2006
Schedule I amended: February 7, 2007